REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of MFS Variable Insurance Trust and the Shareholders of MFS Core Equity Series, MFS Global Equity Series, MFS Growth Series (formerly MFS Emerging Growth Series), MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS Money Market
Series,  MFS  New  Discovery  Series,   Research  Bond  Series,   MFS  Research
International Series, MFS Research Series, MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series and MFS Value Series:

In planning and performing  our audit of the  financial  statements of MFS Core
Equity Series, MFS Global Equity Series, MFS Growth Series (formerly MFS Emerging Growth Series), MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS Money Market Series, MFS New Discovery Series, Research Bond Series, MFS Research International Series, MFS Research Series, MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series and MFS Value Series (the "Funds") (each a series comprising MFS Variable Insurance Trust) as of and for the year ended December 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The  management of the Funds is responsible for  establishing  and  maintaining
effective  internal  control  over  financial reporting.   In  fulfilling  this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of
records  that,  in  reasonable   detail,  accurately  and  fairly  reflect  the
transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of
financial   statements  in  accordance   with  generally   accepted  accounting
principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the trust; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material
weaknesses  under  standards   established  by  the Public  Company  Accounting
Oversight  Board  (United   States).  However,  we  noted  no deficiencies in
the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2008.

This report is intended solely for the information and use of management and the Trustees of MFS Variable Insurance Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 17, 2009